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                                                                    EXHIBIT 10.2

                           INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of September 11, 1998, by and between Sunterra Corporation, a Maryland corporation (the "Company"), and L. Steven Miller ("Miller").

                                    RECITALS

     A. Miller has served heretofore as Chief Executive Officer of Resort Condominiums International, LLC ("RCI"), and is a party to a Management Confidentiality, Non-Competition and Consultancy Agreement with RCI dated January 21, 1991 (the "RCI Consulting Agreement").

     B. The Company seeks to employ Miller as Chief Executive Officer and President of the Company, and in connection therewith Miller has been advised by RCI that RCI intends to enforce its rights under the RCI Consulting Agreement.

     C. As an inducement to Miller to accept the Company's offer of employment, the Company has offered to indemnify Miller to the extent and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound, the Company and Miller do hereby covenant and agree as follows.

     Section 1. Indemnification. Company shall indemnify Miller and hold Miller harmless to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended (but, in the case of any such amendment and subject to applicable law, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company was permitted to provide prior to the amendment) with respect to any and all claims relating to or arising from the RCI Consulting Agreement ("Covered Claims"). The indemnification provided herein shall include all Expenses and Liabilities actually and reasonably incurred by Miller or on his behalf in connection with the investigation, defense, settlement or appeal of a Proceeding.

     Section 2. Advancement of Expenses and Costs. To the fullest extent permitted by applicable law, all reasonable Expenses incurred by or on behalf of Miller in connection with any Covered Claim shall be advanced by the Company to Miller within 20 days after the receipt by the Company of a written request for an advance or advances of Expenses from time to time, whether prior to or after final disposition of a Proceeding (unless there has been a final determination that Miller is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Company. Miller's entitlement to
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advancement of Expenses shall include those incurred in connection with any
Proceeding by Miller seeking an adjudication or award in arbitration pursuant to this Agreement. The requests shall reasonably evidence the Expenses incurred by Miller in connection therewith. If required by law at the time of such advance, Miller hereby undertakes to repay the amounts advanced if it is ultimately determined that Miller is not entitled to be indemnified pursuant to the terms of this Agreement.

     Section 3. Defense of Claims.

     (a) After receipt by Miller of notice of the assertion or commencement of any claim against Miller that Miller believes to be a Covered Claim, Miller shall give the Company reasonably prompt notice thereof, but in any event no later than 10 days after the receipt of that notice; provided, that the failure to give the notice within the time specified shall not relieve the Company of any obligation hereunder except to the extent that the Company is prejudiced thereby. The notice shall describe the claim in reasonable detail and be accompanied by copies of any documents delivered to Miller in connection with the claim. The Company shall have 10 days following the delivery of the notice to notify Miller (i) whether the Company disputes Miller's right of indemnification with respect to the claim, and (ii) if the Company does not dispute such right of indemnification, whether or not it desires to defend Miller against that claim.

     (b) If the Company notifies Miller that (i) the Company does not dispute Miller's right of indemnification and (ii) the Company desires to defend against the claim, then the Company shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Miller at the Company's sole cost and expense. Miller may participate in, but not control, any such defense at his sole cost and expense.

     (c) If the Company (i) disputes Miller's right of indemnification with respect to a claim, (ii) does not dispute such right but fails to promptly assume and prosecute the defense of the claim, or (iii) does not dispute such right but, in the sole reasonable judgment of Miller, a conflict or potential conflict exists between the Company and Miller, then Miller shall be entitled to assume and control the defense of the claim with counsel reasonably acceptable to the Company. If the Company does not assume the defense of the claim for any reason, it may still participate in, but not control, the defense of the claim at its sole cost and expense.

     (d) Miller and the Company shall render to each other such assistance and access to records as the other may reasonably request in connection with the defense of any claim.

     (e) Neither Miller nor the Company shall enter into any settlement of any Covered Claim without the prior written consent of the other party, which consent shall not be reasonably withheld.

     Section 4. Presumptions and Effect of Certain Proceedings. Miller shall be presumed to be entitled to indemnification and the other benefits under this Agreement and the Company shall

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have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself (a) adversely affect the rights of Miller to indemnification, or (b) create a presumption that Miller did not meet any standard of conduct required by applicable law as a condition to indemnification.

        Section 5. Remedies of Miller in Cases of Determination Not to Indemnify or to Advance Expenses

        (a) in the event that (i) an initial determination is made that Miller is not entitled to indemnification, (ii) advances are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or
(iv) Miller otherwise seeks enforcement of this Agreement, Miller shall be entitled to a final adjudication in an appropriate court of the State of Florida of his entitlement to such indemnification, advance or other rights under this Agreement or otherwise. Alternatively, Miller may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within sixty (60) days following the filing of the demand for arbitration. The Company shall not oppose Miller's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Miller shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.

        (b) In the even an initial determination has been made, in whole or in part, that Miller is not entitled to indemnification or other benefit hereunder, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section shall be made de novo and Miller shall not be prejudiced by reason of a determination that he is not entitled to indemnification or other benefit hereunder.

        (c) If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Miller is entitled to indemnification or other benefit hereunder (unless, by its terms, that initial determination is an interim determination only), the Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Miller or (ii) a specific finding (which has become final) that all or any part of such indemnification or other benefit hereunder is prohibited by law.

        (d) Expenses reasonably incurred by Miller in connection with his request for indemnification or other benefit hereunder, or for seeking enforcement of or to recover damages for breach of this Agreement, shall be borne by the Company.

        Section 6. Not Exclusive. Miller's rights of indemnification, exculpation and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Miller may now or in the future be entitled under applicable law, the Charter or


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By-laws of the Company, or any agreement, vote of stockholders, resolution of directors or otherwise.

     Section 7. Limitation on Indemnity. The Company shall not be liable under this Agreement to make any payment to Miller to the extent that Miller has already been reimbursed with respect to the subject of a claim for indemnification pursuant to any director and officer liability insurance as the Company may maintain for Miller's benefit. Notwithstanding the availability of insurance, Miller also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any insurance claims to the extent Miller is paid by the Company.

     Section 8. Duration and Scope of Agreement; Binding Effect. This Agreement shall continue so long as Miller shall be subject to any possible Proceeding and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before and after execution. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Miller and his spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

     Section 9. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision(s) held invalid, illegal or unenforceable.

     Section 10. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 11. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Miller to the fullest extent now and hereafter permitted by law (but, in the case of any changes in the law and subject to applicable law, only to the extent that such changes permit the Company to provide broader indemnification or exculpation). Therefore, to the maximum extent permitted by applicable law, Miller shall be entitled to indemnification, exculpation and other benefits hereunder irrespective of the nature of the legal or equitable basis or theory upon which a claim is made, including, without limitation, negligence, breach or duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, ERISA or any other federal or state law.

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        Section 12. Headings. The headings of the Section and paragraphs of this
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        Section 13. Definitions. For purposes of this Agreement:

        (a) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (b) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expense and reasonable compensation for time spent by Miller for which he is otherwise not compensated by the Company or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification, advancement of expenses or other benefit under this Agreement, applicable law or otherwise.

        (c) "Liabilities" shall mean liabilities of any type whatsoever, including, but not limited to, judgments, fines, excise taxes and penalties (including ERISA taxes and penalties), and amounts paid in settlement.

        (d) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, in each case relating to a Covered Claim.

        Section 14. Pronouns. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun whenever appropriate.

        Section 15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 16. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

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      (a)   If to Miller, to:

            841 Alverna
            Indianapolis, Indiana 46260

      (b)   If to the Company, to:

            Sunterra Corporation
            5933 W. Century Blvd.
            Los Angeles, California 90045
            Attn: Steven C. Kenninger, Chairman of the Board

or to such other address as may have been furnished to Miller by the Company or to the Company by Miller, as the case may be.

      SECTION 17. Governing Law. The parties agree that this Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Maryland, as applied to contracts between Maryland residents entered into and to be performed entirely within Maryland.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          /s/ L. STEVEN MILLER
                                          -------------------------------------
                                          L. Steven Miller


                                          Sunterra Corporation


                                          By: /s/ STEVEN C. KENNINGER
                                              ---------------------------------
                                                Steven C. Kenninger,
                                                President

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